Calculation of Filing Fee Tables
S-3
BITMINE IMMERSION TECHNOLOGIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	501,545	$ 23.07	$ 11,570,643.15	0.0001381	$ 1,597.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,570,643.15		$ 1,597.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,597.91
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's common stock, par value $0.0001 ("Common Stock") that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock. The 501,545 shares of Common Stock consist of 501,545 shares of the Common Stock issued to the Selling Stockholders identified in this Registration Statement as Stock Consideration in connection with the Company's acquisition of Pier Two Holdings Pty Ltd pursuant to the Share Purchase Agreement dated March 24, 2026. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Bitmine Immersion Technologies, Inc. as reported on the New York Stock Exchange on April 22, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	BITMINE IMMERSION TECHNOLOGIES, INC.	S-3	333-295329	04/24/2026		$ 1,597.91	Equity	Common Stock	501,545	$ 11,570,643.15
Fee Offset Sources		BITMINE IMMERSION TECHNOLOGIES, INC.	S-3	333-295329		04/24/2026						$ 1,597.91
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A filing fee of $1,597.91 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-295329) (the "Withdrawn Registration Statement") filed by the registrant on April 24, 2026. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on April 28, 2026. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date